Exhibit 99.1

Runway Growth Credit Fund Announces Additional Equity Commitments

–	$168.2 million in capital commitments received in first closing of $225 million private offering of shares of common stock

WOODSIDE, CA, August 7, 2019—Runway Growth Credit Fund Inc. (the “Fund” or “Runway Growth”), a leading lender of growth capital to both venture and non-venture backed companies seeking an alternative to raising equity, announced the first closing on capital commitments under its second private offering consisting of $225 million in shares of common stock (the “Second Private Offering”).

“We are excited about this initial closing on our second private offering of common stock. The new capital subscriptions bolster our balance sheet and provide plenty of dry powder to support portfolio growth,” said David Spreng, CEO of Runway Growth.  “We are appreciative of the support and confidence of our current investors who participated in the offering, including funds managed by Oaktree Capital Management, and we welcome participating investors who are new to the Fund. Our investor base includes respected institutional investors, family offices, and wealth management platforms.” Continuing, Spreng said: “We have demonstrated our ability to structure debt solutions that meet the needs of entrepreneurs and institutional equity holders, and our equity offering positions us to do so with greater scale and volume.”

Runway Growth’s Chief Financial Officer, Thomas Raterman, joined CEO Spreng in commenting: “The additional equity commitments combined with availability under the Fund’s KeyBank/CIBC USA revolving credit facility provide us more than $230 million in funding capacity presently. Our revolving credit facility can be expanded to $200 million and our leverage remains well below regulatory limits. We have substantial liquidity to support portfolio growth.”

The Private Offering

Summary details of the Fund’s Second Private Offering are as follows:

Issuer:	Runway Growth Credit Fund Inc., a Maryland corporation that has elected to be regulated as a business development company under the Investment Company Act of 1940.

Offering Size:	$225,000,000

Securities Offered:	Shares of common stock, par value $0.01

Investor Eligibility:	Shares of common stock are offered solely to investors that are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

Drawdowns of Capital Commitments:	Capital commitments may be drawn down on a pro rata basis, as needed.

Offer Per Share Price:	The greater of $15.00 per share, or the per share net asset value.

Use of Proceeds:	Net proceeds of the Second Private Offering will be used for new investments in portfolio companies in accordance with the Fund’s investment objective and strategies and for general working capital purposes.

Unregistered Securities:

Shares in the Fund’s Second Private Offering have not been registered under the 1933 Act, the securities laws of any state or of any other jurisdiction, nor is such registration contemplated. The shares are offered and sold under the exemption provided by section 4(a)(2) of the 1933 Act, Regulation D promulgated thereunder and other similar exemptions under the laws of the states and jurisdictions where the offering will be made. There is no public market for the shares, and no such market is expected to develop in the future. The shares are subject to restrictions on transferability and resale and may not be resold or transferred (i) except as permitted under the Fund’s subscription agreement, charter, or bylaws and (ii) unless the shares are registered under the 1933 Act or sold pursuant to an available exemption from registration thereunder.

About Runway Growth Capital LLC and Runway Growth Credit Fund, Inc.

Runway Growth Capital LLC is the investment advisor to Runway Growth Credit Fund Inc., a lender of growth capital to companies seeking an alternative to raising equity. Led by industry veteran David Spreng, the Fund provides senior term loans of $10 million to $50 million to fast-growing companies based in the United States and Canada. The Fund is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. For more on the Fund and its manager, Runway Growth Capital LLC, please visit our website at www.runwaygrowth.com.

Important Disclosures and Forward-Looking Statements

This press release is for informational purposes only. It does not convey an offer of any type and is not intended to be, and should not be construed as, an offer to sell, or the solicitation of an offer to buy, any interest in the Fund. Any such offering can be made only at the time a qualified offeree receives a confidential private placement memorandum and other operative documents which contain significant details with respect to risks.

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Jay Kolbe

Jay@Impactpartnerspr.com

Thomas Raterman

TR@runwaygrowth.com